Exhibit 99.1

Source: Aris Water Solutions, Inc.

August 11, 2025

Aris Water Solutions, Inc. Reports Second Quarter 2025 Results

HOUSTON, Texas, August 11, 2025 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris,” “Aris Water,” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2025.

SECOND QUARTER 2025 HIGHLIGHTS

●	Achieved record volumes for Produced Water Handling for a second consecutive quarter
●	Produced Water Handling volumes grew 4% sequentially and 13% year-over-year
●	Recycled water volumes grew 35% year-over-year
●	Achieved second quarter 2025 net income of $14.1 million
●	Generated Adjusted EBITDA[1] of $54.6 million for the second quarter of 2025, up 9% year-over year
●	As announced August 6, 2025, Western Midstream Partners, LP (“WES”) and Aris have entered into a definitive agreement pursuant to which WES will acquire all of the outstanding shares of Aris in an equity-and-cash transaction valued at approximately $1.5 billion

OPERATIONS UPDATE

	Three Months Ended			Three Months Ended
	June 30,	March 31	% Change	June 30,	% Change
	2025	2025		2024
(thousands of barrels of water per day)
Total Volumes	1,757	1,750	—%	1,455	21%
Produced Water Handling Volumes	1,234	1,191	4%	1,093	13%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	425	475	(11)%	314	35%
Groundwater Volumes Sold	98	84	17%	48	104%
Total Water Solutions Volumes	523	559	(6)%	362	44%

Skim oil recoveries (barrels of oil per day)	2,845	1,962	45%	1,490	91%
Skim oil recoveries (as a % of produced water volumes)	0.23%	0.16%	44%	0.14%	64%

	Six Months Ended June 30,		% Change
	2025	2024
(thousands of barrels of water per day)
Total Volumes	1,754	1,489	18%
Produced Water Handling Volumes	1,213	1,126	8%
Water Solutions Volumes
Recycled Produced Water Volumes Sold	450	325	38%
Groundwater Volumes Sold	91	38	139%
Total Water Solutions Volumes	541	363	49%

Skim oil recoveries (barrels of oil per day)	2,406	1,610	49%
Skim oil recoveries (as a % of produced water volumes)	0.20%	0.14%	43%

FINANCIAL UPDATE

	Three Months Ended			Three Months Ended
(in thousands)	June 30,	March 31	% Change	June 30,	% Change
	2025	2025		2024
Net Income	$14,084	$16,000	(12)%	$13,112	7%
Adjusted Net Income	20,479	21,415	(4)%	17,310	18%
Adjusted EBITDA	54,564	56,539	(3)%	49,995	9%

Gross Margin/Barrel (1)	$0.29	$0.32	(9)%	$0.32	(9)%
Adjusted Operating Margin/Barrel (1)	$0.41	$0.44	(7)%	$0.46	(11)%

Capital Expenditures	$22,078	$21,162	4%	$37,346	(41)%
This table includes reference to non-GAAP measures. See definition and a reconciliation to the most directly comparable GAAP measure in the Appendix.

(1) Gross Margin/Barrel and Adjusted Operating Margin/Barrel relate to our Water Gathering and Processing segment.

(in thousands)	Six Months Ended June 30,		% Change
	2025	2024
Net Income	$30,084	$29,942	—%
Adjusted Net Income	41,893	37,433	12%
Adjusted EBITDA	111,103	103,103	8%

Gross Margin/Barrel (1)	$0.31	$0.32	(3)%
Adjusted Operating Margin/Barrel (1)	$0.43	$0.46	(7)%

Capital Expenditures	$43,240	$75,062	(42)%
This table includes reference to non-GAAP measures. See definition and a reconciliation to the most directly comparable GAAP measure in the Appendix.

(1) Gross Margin/Barrel and Adjusted Operating Margin/Barrel relate to our Water Gathering and Processing segment

STRONG BALANCE SHEET AND LIQUIDITY

As of June 30, 2025, the Company had net debt of approximately $445 million with $57 million in cash and $347 million available under its revolving credit facility. The Company’s leverage ratio3 at the end of the second quarter of 2025 was 2.0X, below the Company’s target leverage of 2.5X – 3.5X.

THIRD QUARTER 2025 DIVIDEND

Aris’s Board of Directors declared a dividend on its Class A common stock for the third quarter of 2025 of $0.14 per share. In conjunction with the dividend payment, a distribution of $0.14 per unit will be paid to unit holders of Aris Water Holdings, LLC. The dividend will be paid on September 18, 2025, to holders of record of the Company’s Class A common stock as of the close of business on September 4, 2025. The distribution to unit holders of Aris Water Holdings, LLC will be subject to the same payment and record dates.

CONFERENCE CALL

Given the previously announced transaction with WES, Aris will not host an earnings conference call for the Second Quarter of 2025.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

1 Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Net Income, Adjusted EBITDA, and Diluted Adjusted Net Income per Share and a reconciliation thereof to net income, the most directly comparable GAAP measure.

2 The Adjusted Operating Margin and Adjusted Operating Margin per Barrel measures are related to our Water Gathering and Processing segment. Adjusted Operating Margin and Adjusted Operating Margin per Barrel are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted Operating Margin per Barrel and a reconciliation thereof to gross margin, the most directly comparable GAAP measure.

3 Represents a non-GAAP financial measure. Defined as net debt as of June 30, 2025, divided by trailing twelve months Adjusted EBITDA. Net debt is calculated as total debt less cash and cash equivalents. See the supplementary schedules in this press release for a reconciliation to the most directly comparable GAAP measure.

4 Capital Expenditures is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Capital Expenditures and a reconciliation thereof to cash paid for property, plant, and equipment, the most directly comparable GAAP measure.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements, information, opinions or beliefs regarding our business strategy, our industry, our future profitability, business and financial performance, including our guidance for 2025, current and potential future long-term contracts, legal and regulatory developments, our ability to identify strategic acquisitions and realize expected benefits therefrom, the development of technologies for the beneficial reuse of produced water and related strategies, plans, objectives and strategic pursuits and other statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “anticipate,” “continue,” “sustain,” “will,” “intend,” “strive,” “plan,” “goal,” “target,” “believe,” “forecast,” “outlook,” “future,” “potential,” “opportunity,” “predict,” “may,” “visibility,” “possible,” “should,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements including our guidance for 2025. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, energy prices, trade policy of domestic and foreign governments (including the imposition of tariffs), the Russia-Ukraine and Middle Eastern conflicts, macroeconomic conditions (such as inflation) and market uncertainty related thereto, legislative and regulatory developments, customer plans and preferences, adverse results from litigation and the use of financial resources for litigation defense, technological innovations and developments, and other events discussed or referenced in our filings made from time to time with the Securities and Exchange Commission (“SEC”), including such factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and if applicable, our subsequent SEC filings, which are available on our Investor Relations website at https://ir.ariswater.com/sec-filings or on the SEC’s website at www.sec.gov/edgar. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Table 1

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and	Three Months Ended		Six Months Ended
per share amounts)	June 30,		June 30,
	2025	2024	2025	2024
Revenue
Produced Water Handling	$62,243	$54,815	$119,549	$113,921
Produced Water Handling — Affiliate	35,964	28,614	70,836	55,441
Water Solutions	19,397	13,795	40,053	25,497
Water Solutions — Affiliate	5,762	3,453	12,521	8,695
Other Revenue	726	440	1,624	969
Total Revenue	124,092	101,117	244,583	204,523
Cost of Revenue
Direct Operating Costs	58,227	40,194	108,415	79,840
Cost of Goods Sold	127	—	127	—
Depreciation, Amortization and Accretion	19,972	19,707	39,728	39,128
Total Cost of Revenue	78,326	59,901	148,270	118,968
Operating Costs and Expenses
Abandoned Well Costs	998	(25)	1,460	310
General and Administrative	17,699	16,037	37,709	30,538
Research and Development Expense	946	1,128	2,074	2,193
Other Operating (Income) Expense, Net	(208)	157	904	737
Total Operating Expenses	19,435	17,297	42,147	33,778
Operating Income	26,331	23,919	54,166	51,777
Other Expense
Interest Expense, Net	9,567	8,813	18,797	17,251
Other	—	—	2,535	1
Total Other Expense	9,567	8,813	21,332	17,252
Income Before Income Taxes	16,764	15,106	32,834	34,525
Income Tax Expense	2,680	1,994	2,750	4,583
Net Income	14,084	13,112	30,084	29,942
Net Income Attributable to Noncontrolling Interest	7,433	7,147	14,822	16,354
Net Income Attributable to Aris Water Solutions, Inc.	$6,651	$5,965	$15,262	$13,588

Net Income Per Share of Class A Common Stock
Basic	$0.19	$0.18	$0.45	$0.41
Diluted	$0.19	$0.18	$0.44	$0.41
Weighted Average Shares of Class A Common Stock Outstanding
Basic	32,702,834	30,549,092	32,048,183	30,451,553
Diluted	33,494,725	30,589,997	32,880,189	30,472,005

Table 2

Aris Water Solutions, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share and per share amounts)	June 30,	December 31,
	2025	2024
Assets
Cash	$57,359	$28,673
Accounts Receivable, Net	66,878	63,016
Accounts Receivable from Affiliate	24,418	12,016
Other Receivables	13,222	13,829
Other Current Assets	8,728	10,418
Total Current Assets	170,605	127,952
Fixed Assets
Property, Plant and Equipment	1,245,013	1,188,781
Accumulated Depreciation	(180,435)	(160,176)
Total Property, Plant and Equipment, Net	1,064,578	1,028,605
Intangible Assets, Net	180,709	195,223
Goodwill	34,585	34,585
Deferred Income Tax Assets, Net	7,199	1,735
Operating Lease Right-of-Use Assets, Net	15,714	15,016
Other Assets	3,485	5,284
Total Assets	$1,476,875	$1,408,400
Liabilities and Stockholders' Equity
Accounts Payable	$22,627	$20,182
Payables to Affiliate	3,567	941
Insurance Premium Financing Liability	2,281	6,725
Accrued and Other Current Liabilities	70,386	77,339
Total Current Liabilities	98,861	105,187
Long-Term Debt, Net of Debt Issuance Costs	490,522	441,662
Asset Retirement Obligations	22,930	21,865
Tax Receivable Agreement Liability	58,700	49,844
Other Long-Term Liabilities	18,200	17,335
Total Liabilities	689,213	635,893
Preferred Stock $0.01 par value, 50,000,000 authorized. None issued or outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A Common Stock $0.01 par value, 600,000,000 authorized, 33,636,716 issued and 32,650,610 outstanding as of June 30, 2025; 31,516,468 issued and 30,857,526 outstanding as of December 31, 2024	335	314
Class B Common Stock $0.01 par value, 180,000,000 authorized, 26,493,565 issued and outstanding as of June 30, 2025; 27,493,565 issued and outstanding as of December 31, 2024	264	274
Treasury Stock (at Cost), 986,106 shares as of June 30, 2025; 658,492 shares as of December 31, 2024	(19,037)	(8,988)
Additional Paid-in-Capital	411,779	380,565
Retained Earnings	19,522	13,676
Total Stockholders' Equity Attributable to Aris Water Solutions, Inc.	412,863	385,841
Noncontrolling Interest	374,799	386,666
Total Stockholders' Equity	787,662	772,507
Total Liabilities and Stockholders' Equity	$1,476,875	$1,408,400

Table 3

Aris Water Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
(in thousands)	June 30,
	2025	2024
Cash Flow from Operating Activities
Net Income	$30,084	$29,942
Adjustments to reconcile Net Income to Net Cash Provided by Operating Activities:
Deferred Income Tax Expense	4,397	3,770
Depreciation, Amortization and Accretion	39,728	39,128
Stock-Based Compensation	11,937	8,214
Abandoned Well Costs	1,460	310
Loss on Disposal of Assets, Net	219	114
Abandoned Projects	237	745
Amortization of Debt Issuance Costs, Net	1,306	1,436
Loss on Debt Extinguishment	2,535	—
Other	177	735
Changes in Operating Assets and Liabilities:
Accounts Receivable	(3,862)	(5,524)
Accounts Receivable from Affiliate	(12,402)	(6,169)
Other Receivables	1,482	(665)
Other Current Assets	2,355	2,975
Accounts Payable	2,686	1,818
Payables to Affiliate	(1,024)	(215)
Accrued Liabilities and Other	(15,158)	(18,467)
Net Cash Provided by Operating Activities	66,157	58,147

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(40,814)	(56,879)
Cash Paid for Acquisitions	(15,231)	—
Proceeds from the Sale of Property, Plant and Equipment	4,629	94
Net Cash Used in Investing Activities	(51,416)	(56,785)

Cash Flow from Financing Activities
Dividends and Distributions Paid	(17,108)	(11,817)
Repurchase of Shares for the Payment of Withholding Taxes	(10,049)	(1,326)
Repayment of Credit Facility	(89,000)	(15,000)
Proceeds from Credit Facility	45,000	37,000
Proceeds from 2030 Notes	500,000	—
Satisfaction and Discharge of 2026 Notes	(400,000)	—
Payment of Debt Issuance Costs Related to 2030 Notes	(9,914)	—
Payment of Insurance Premium Financing	(4,615)	(3,756)
Payment of Finance Leases	(369)	—
Net Cash Provided by Financing Activities	13,945	5,101

Net Increase in Cash	28,686	6,463
Cash, Beginning of Period	28,673	5,063
Cash, End of Period	$57,359	$11,526

Use of Non-GAAP Financial Information

The Company uses financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income, net debt and leverage ratio and Capital Expenditures. Although these Non-GAAP financial measures are important factors in assessing the Company’s operating results and cash flows, they should not be considered in isolation or as a substitute for net income, gross margin, net cash flows provided from operating activities or any other measures prepared under GAAP.

The Company calculates Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; abandoned well costs, asset impairment and abandoned project charges; losses on the sale of assets; transaction costs; research and development expense; change in payables related to the Tax Receivable Agreement liability as a result of state tax rate changes; loss on debt extinguishment; stock-based compensation expense; and other non-recurring or unusual expenses or charges (such as litigation expenses, severance costs and amortization expense related to the implementation costs of our new enterprise resource planning system), less any gains on the sale of assets.

The Adjusted Operating Margin and Adjusted Operating Margin per Barrel measures are related to our Water Gathering and Processing segment, as they are dependent upon the volume of produced water we gather and handle, the volume of recycled water and groundwater we sell, the fees we charge for such services and the recurring operating expenses we incur to perform such services. The Company calculates Adjusted Operating Margin as Gross Margin (Total Revenue less Total Cost of Revenue) plus depreciation, amortization and accretion. The Company defines Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes handled or sold.

The Company calculates Adjusted Net Income as Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items. The Company calculates Diluted Adjusted Net Income Per Share as (i) Net Income (Loss) plus the after-tax impacts of stock-based compensation and plus or minus the after-tax impacts of certain items affecting comparability, which are typically non-cash and/or non-recurring items, divided by (ii) the diluted weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC interests, adjusted for the dilutive effect of outstanding equity-based awards.

The Company calculates its leverage ratio as net debt as of June 30, 2025, divided by Adjusted EBITDA for the trailing twelve months. Net debt is calculated as the principal amount of total debt outstanding as of June 30, 2025, less cash and cash equivalents as of June 30, 2025.

The Company calculates Capital Expenditures as cash capital expenditures for property, plant, and equipment additions less changes in accrued capital costs.

The Company believes these presentations are used by investors and professional research analysts to assess the ability of our assets to generate sufficient cash to meet our business needs and return capital to equity holders, as well as for the valuation, comparison, rating and investment recommendations of companies within its industry. Similarly, the Company’s management uses this information for comparative purposes as well. Adjusted EBITDA, Adjusted Operating Margin, Adjusted Operating Margin per Barrel, Adjusted Net Income and Capital Expenditures are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss), gross margin, cash paid for property, plant and equipment or net cash flows provided from operating activities. Additionally, these presentations as defined by the Company may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income, net income, cash paid for property, plant, and equipment or net cash flows from operating activities.

Although we provide forecasts for the non-GAAP measures Adjusted EBITDA, Adjusted Operating Margin per Barrel and Capital Expenditures, we are not able to forecast their most directly comparable measures (net income, gross margin, cash paid for property, plant, and equipment and net cash flows from operating activities) calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of forward-looking GAAP metrics are not predictable, making it impractical for us to forecast. Such elements include but are not limited to non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue, which could have a significant impact on the GAAP measures. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. As a result, no reconciliation of forecasted non-GAAP measures is provided.

Table 4

Aris Water Solutions, Inc.

Operating Metrics

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2025	2024	2025	2025	2024
(thousands of barrels of water per day)
Produced Water Handling Volumes	1,234	1,093	1,191	1,213	1,126
Water Solutions Volumes
Recycled Produced Water Volumes Sold	425	314	475	450	325
Groundwater Volumes Sold	98	48	84	91	38
Total Water Solutions Volumes	523	362	559	541	363
Total Volumes	1,757	1,455	1,750	1,754	1,489

Per Barrel Operating Metrics (1)
Produced Water Handling Revenue/Barrel	$0.87	$0.84	$0.86	$0.87	$0.83
Water Solutions Revenue/Barrel	$0.53	$0.52	$0.55	$0.54	$0.52
Revenue/Barrel of Total Volumes (2)	$0.77	$0.76	$0.76	$0.77	$0.75
Direct Operating Costs/Barrel	$0.36	$0.30	$0.32	$0.34	$0.29
Gross Margin/Barrel	$0.29	$0.32	$0.32	$0.31	$0.32
Adjusted Operating Margin/Barrel	$0.41	$0.46	$0.44	$0.43	$0.46
This table includes information related to our Water Gathering and Processing segment.

(1) Per Barrel operating metrics are calculated independently. Therefore, the sum of individual amounts may not equal the total presented.
(2) Does not include Other Revenue.

Table 5

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2025	2024	2025	2024
Net Income	$14,084	$13,112	$30,084	$29,942
Interest Expense, Net	9,567	8,813	18,797	17,251
Income Tax Expense	2,680	1,994	2,750	4,583
Depreciation, Amortization and Accretion	19,972	19,707	39,728	39,128
Abandoned Well Costs	998	(25)	1,460	310
Stock-Based Compensation	6,247	4,693	11,937	8,214
Abandoned Projects	—	16	237	745
Loss on Disposal of Assets, Net	128	168	219	114
Loss on Debt Extinguishment	—	—	2,535	—
Transaction Costs	42	89	926	96
Research and Development Expense	946	1,128	2,074	2,193
Other	(100)	300	356	527
Adjusted EBITDA	$54,564	$49,995	$111,103	$103,103

Table 6

Aris Water Solutions, Inc.

Reconciliation of Gross Margin to Adjusted Operating Margin and
Adjusted Operating Margin per Barrel

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2025	2024	2025	2024
Total Revenue	$123,748	$101,117	$243,999	$204,523
Cost of Revenue	(77,634)	(59,285)	(146,947)	(117,729)
Gross Margin	46,114	41,832	97,052	86,794
Depreciation, Amortization and Accretion	19,410	19,091	38,538	37,889
Adjusted Operating Margin	$65,524	$60,923	$135,590	$124,683
Total Volumes (thousands of barrels)	159,890	132,372	317,382	270,974
Gross Margin/Barrel	$0.29	$0.32	$0.31	$0.32
Adjusted Operating Margin/Barrel	$0.41	$0.46	$0.43	$0.46
This table includes information related to our Water Gathering and Processing segment.

Table 7

Aris Water Solutions, Inc.

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2025	2024	2025	2024
Net Income	$14,084	$13,112	$30,084	$29,942
Adjusted items:
Abandoned Well Costs	998	(25)	1,460	310
Loss on Disposal of Assets, Net	128	168	219	114
Stock-Based Compensation	6,247	4,693	11,937	8,214
Tax Effect of Adjusting Items (1)	(978)	(638)	(1,807)	(1,147)
Adjusted Net Income	$20,479	$17,310	$41,893	$37,433

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Table 8

Aris Water Solutions, Inc.

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Adjusted Net Income Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Diluted Net Income Per Share of Class A Common Stock	$0.19	$0.18	$0.44	$0.41
Adjusted items:
Reallocation of Net Income Attributable to Noncontrolling Interests From the Assumed Exchange of LLC Interests	0.04	0.04	0.05	0.08
Abandoned Well Costs	0.02	—	0.02	0.01
Stock-Based Compensation	0.10	0.08	0.20	0.14
Tax Effect of Adjusting Items (1)	(0.02)	(0.01)	(0.03)	(0.02)
Diluted Adjusted Net Income Per Share	$0.33	$0.29	$0.68	$0.62

(1) Estimated tax effect of adjusted items allocated to Aris based on statutory rates.

Basic Weighted Average Shares of Class A Common Stock Outstanding	32,702,834	30,549,092	32,048,183	30,451,553
Adjusted Items:
Assumed Redemption of LLC Interests	26,493,565	27,543,565	26,921,343	27,543,565
Dilutive Performance-Based Stock Units (2)	791,891	40,905	832,006	20,452
Diluted Adjusted Fully Weighted Average Shares of Class A Common Stock Outstanding	59,988,290	58,133,562	59,801,532	58,015,570

(2) Dilutive impact of Performance-Based Stock Units already included for the three and six months ended June 30, 2025 and 2024.

Table 9

Aris Water Solutions, Inc.

Computation of Leverage Ratio

(Unaudited)

As of
(in thousands)	June 30, 2025
Principal Amount of Debt at June 30, 2025	$502,281
Less: Cash at June 30, 2025	(57,359)
Net Debt	$444,922

Net Debt	$444,922
÷ Trailing Twelve Months Adjusted EBITDA	219,885
Leverage Ratio	2.02

Table 10
Aris Water Solutions, Inc.
Reconciliation of Capital Expenditures
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2025	2024	2025	2024
Cash Paid for Property, Plant and Equipment	$20,424	$37,297	$40,814	$56,879
Change in Capital Related Accruals	1,654	49	2,426	18,183
Capital Expenditures	$22,078	$37,346	$43,240	$75,062

Table 11
Aris Water Solutions, Inc.
Segment Information
(Unaudited)

(in thousands)	Three Months Ended June 30, 2025
	Water Gathering and Processing	Corporate and Other	Consolidated
Revenue	$123,748	$344	$124,092
Cost of Revenue
Direct Operating Costs	58,224	3	58,227
Cost of Goods Sold	—	127	127
Depreciation, Amortization and Accretion	19,410	562	19,972
Total Cost of Revenue	77,634	692	78,326
Operating Costs and Expenses
Abandoned Well Costs	998	—	998
General and Administrative	—	17,699	17,699
Research and Development Expense	—	946	946
Other Operating Income, Net	—	(208)	(208)
Total Operating Expenses	998	18,437	19,435
Operating Income (Expense)	45,116	(18,785)	26,331
Other Expense
Interest Expense, Net	—	9,567	9,567
Income (Loss) Before Income Taxes	45,116	(28,352)	16,764
Income Tax Expense	—	2,680	2,680
Net Income (Loss)	45,116	(31,032)	14,084
Net Income Attributable to Noncontrolling Interest	—	7,433	7,433
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$45,116	$(38,465)	$6,651

(in thousands)	Three Months Ended June 30, 2024
	Water Gathering and Processing	Corporate and Other	Consolidated
Revenue	$101,117	$—	$101,117
Cost of Revenue
Direct Operating Costs	40,194	—	40,194
Depreciation, Amortization and Accretion	19,091	616	19,707
Total Cost of Revenue	59,285	616	59,901
Operating Costs and Expenses
Abandoned Well Costs	(25)	—	(25)
General and Administrative	—	16,037	16,037
Research and Development Expense	—	1,128	1,128
Other Operating Expense, Net	16	141	157
Total Operating (Income) Expenses	(9)	17,306	17,297
Operating Income (Expense)	41,841	(17,922)	23,919
Other Expense
Interest Expense, Net	—	8,813	8,813
Income (Loss) Before Income Taxes	41,841	(26,735)	15,106
Income Tax Expense	—	1,994	1,994
Net Income (Loss)	41,841	(28,729)	13,112
Net Income Attributable to Noncontrolling Interest	—	7,147	7,147
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$41,841	$(35,876)	$5,965

(in thousands)	Six Months Ended June 30, 2025
	Water Gathering and Processing	Corporate and Other	Total
Revenue	$243,999	$584	$244,583
Cost of Revenue
Direct Operating Costs	108,409	6	108,415
Cost of Goods Sold	—	127	127
Depreciation, Amortization and Accretion	38,538	1,190	39,728
Total Cost of Revenue	146,947	1,323	148,270
Operating Costs and Expenses
Abandoned Well Costs	1,460	—	1,460
General and Administrative	—	37,709	37,709
Research and Development Expense	—	2,074	2,074
Other Operating Expense, Net	237	667	904
Total Operating Expenses	1,697	40,450	42,147
Operating Income (Expense)	95,355	(41,189)	54,166
Other Expense
Interest Expense, Net	—	18,797	18,797
Other	—	2,535	2,535
Total Other Expense	—	21,332	21,332
Income (Loss) Before Income Taxes	95,355	(62,521)	32,834
Income Tax Expense	—	2,750	2,750
Net Income (Loss)	95,355	(65,271)	30,084
Net Income Attributable to Noncontrolling Interest	—	14,822	14,822
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$95,355	$(80,093)	$15,262

(in thousands)	Six Months Ended June 30, 2024
	Water Gathering and Processing	Corporate and Other	Total
Revenue	$204,523	$—	$204,523
Cost of Revenue
Direct Operating Costs	79,840	—	79,840
Depreciation, Amortization and Accretion	37,889	1,239	39,128
Total Cost of Revenue	117,729	1,239	118,968
Operating Costs and Expenses
Abandoned Well Costs	310	—	310
General and Administrative	—	30,538	30,538
Research and Development Expense	—	2,193	2,193
Other Operating Expense (Income), Net	745	(8)	737
Total Operating Expenses	1,055	32,723	33,778
Operating Income (Expense)	85,739	(33,962)	51,777
Other Expense
Interest Expense, Net	—	17,251	17,251
Other	—	1	1
Total Other Expense	—	17,252	17,252
Income (Loss) Before Income Taxes	85,739	(51,214)	34,525
Income Tax Expense	—	4,583	4,583
Net Income (Loss)	85,739	(55,797)	29,942
Net Income Attributable to Noncontrolling Interest	—	16,354	16,354
Net Income (Loss) Attributable to Aris Water Solutions, Inc.	$85,739	$(72,151)	$13,588